                                                                    Exhibit 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305 (b)(2)
                                                          ------

                                    ----------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

      A NATIONAL BANKING ASSOCIATION                      36-0899825
                                                    (I.R.S. EMPLOYER
                                                    IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS         60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                     THE FIRST NATIONAL BANK OF CHICAGO
                    ONE FIRST NATIONAL PLAZA, SUITE 0286
                       CHICAGO, ILLINOIS   60670-0286
           ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
          (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                    ----------------------

                          THE WILLIAMS COMPANIES, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

DELAWARE                                            73-0569878
(STATE OR OTHER JURISDICTION OF                           I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)


ONE WILLIAMS CENTER
TULSA, OKLAHOMA                                     74172
ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)


                            SENIOR DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.          GENERAL INFORMATION.  FURNISH THE FOLLOWING
         INFORMATION AS TO THE TRUSTEE:

         (A)     NAME AND ADDRESS OF EACH EXAMINING OR
         SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C.,
         Federal Deposit Insurance Corporation,
         Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (B)     WHETHER IT IS AUTHORIZED TO EXERCISE
         CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2.          AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
         IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
         SUCH AFFILIATION.

         No such affiliation exists with the trustee.


ITEM 16.         LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
         PART OF THIS STATEMENT OF ELIGIBILITY.

                 1. A copy of the articles of association of the trustee now in effect.*

                 2. A copy of the certificates of authority of the trustee to commence business.*

                 3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                 4.  A copy of the existing by-laws of the trustee.*

                 5.  Not Applicable.

                 6.  The consent of the trustee required by
                     Section 321(b) of the Act.

                 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.





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
                 8.  Not Applicable.

                 9.  Not Applicable.

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 28th day of August, 1997.

                     THE FIRST NATIONAL BANK OF CHICAGO,
                     TRUSTEE

                     By /s/ John R. Prendiville
                        John R. Prendiville
                        Vice President




* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).





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




                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                                 August 28, 1997


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

         In connection with the qualification of an indenture between The Williams Companies, Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                       Very truly yours,

                                       THE FIRST NATIONAL BANK OF CHICAGO

                                       By      /s/ John R. Prendiville
                                               John R. Prendiville
                                               Vice President





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



                                   EXHIBIT 7

Legal Title of Bank:              The First National Bank of Chicago     Call Date: 03/31/97  ST-BK:  17-1630 FFIEC 031
Address:                          One First National Plaza, Ste 0303                                         Page RC-1
City, State  Zip:                 Chicago, IL  60670
FDIC Certificate No.:     0/3/6/1/8
                          ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                      DOLLAR AMOUNTS IN                            C400
                                                                                                                ------------
                                                                          THOUSANDS            RCFD             BIL MIL THOU
                                                                      ----------------         ----             ------------

ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1)                                   0081             3,871,170       1.a.
    b. Interest-bearing balances(2)                                                            0071             6,498,314       1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)                               1754                     0       2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)........                    1773             3,901,208       2.b.
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                                     1350             4,612,975       3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C) . . . . . . . . . . . . . . . . . . . . . . . .                                 RCFD 2122            23,345,201       4.a.
    b. LESS: Allowance for loan and lease losses  . . . . . . . .                         RCFD 3123               420,963       4.b.
    c. LESS: Allocated transfer risk reserve  . . . . . . . . . .                         RCFD 3128                     0       4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c) . . . . . . . . . . .                              2125            22,924,238       4.d.
5.  Trading assets (from Schedule RD-D) . . . . . . . . . . . . .                              3545             8,792,158       5.
6.  Premises and fixed assets (including capitalized leases)  . . . . . . .                    2145               706,928       6.
7.  Other real estate owned (from Schedule RC-M)  . . . .                                      2150                 6,563       7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)  . . . . . . . . . . . . . . .                              2130                61,551       8.
9.  Customers' liability to this bank on acceptances outstanding  . . . . .                    2155               488,866       9.
10.      Intangible assets (from Schedule RC-M) . . . . . . . . .                              2143               291,569      10.
11.      Other assets (from Schedule RC-F)  . . . . . . . . . . . . . . . .                    2160             1,775,283      11.
12.      Total assets (sum of items 1 through 11) . . . . . . . .                              2170            53,930,823      12.

__________________

(1)  Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:              The First National Bank of Chicago         Call Date:  03/31/97 ST-BK:  17-1630 FFIEC 031
Address:                          One First National Plaza, Ste 0303                                             Page RC-2
City, State  Zip:                 Chicago, IL  60670
FDIC Certificate No.:     0/3/6/1/8
                          ---------

SCHEDULE RC-CONTINUED

                                                                    DOLLAR AMOUNTS IN
                                                                        Thousands                        BIL MIL THOU
                                                                    ----------------                     ------------

LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)  . . . . . . . . . . .                                   RCON 2200     21,550,056          13.a.
       (1) Noninterest-bearing(1) . . . . . . . .                                           RCON 6631      8,895,137          13.a.1
       (2) Interest-bearing . . . . . . . . . . . . . . .                                   RCON 6636     12,654,919          13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II) . . . .                                           RCFN 2200     12,364,650          13.b.
       (1) Noninterest bearing  . . . . . . . . . . . . .                                   RCFN 6631        287,496          13.b.1
       (2) Interest-bearing                                                                 RCFN 6636     12,077,154          13.b.2
14.      Federal funds purchased and securities sold under agreements
    to repurchase:                                                                          RCFD 2800      3,817,421          14
15.      a. Demand notes issued to the U.S. Treasury                                        RCON 2840         63,621          15.a.
    b. Trading Liabilities(from Schedule RC-D).................................             RCFD 3548      5,872,831          15b.
16.      Other borrowed money:
    a. With original maturity of one year or less . . . .                                   RCFD 2332      2,607,549          16.a.
    b. With original  maturity of more than one year  . . . . . .                           RCFD 2333        322,414          16b.
17.      Not applicable
18.      Bank's liability on acceptance executed and outstanding                            RCFD 2920        488,866          18.
19.      Subordinated notes and debentures  . . . . . . . . . . .                           RCFD 3200      1,550,000          19.
20.      Other liabilities (from Schedule RC-G) . . . . .                                   RCFD 2930      1,196,229          20.
21.      Total liabilities (sum of items 13 through 20) . . . . .                           RCFD 2948     49,833,637          21.
22.      Not applicable
EQUITY CAPITAL
23.      Perpetual preferred stock and related surplus  . . . . .                           RCFD 3838              0          23.
24.      Common stock . . . . . . . . . . . . . . . . . .                                   RCFD 3230        200,858          24.
25.      Surplus (exclude all surplus related to preferred stock)                           RCFD 3839      2,944,244          25.
26. a. Undivided profits and capital reserves . . . . . .                                   RCFD 3632        954,885          26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities . . . . . . . . . . . . . . . . . . . .                                   RCFD 8434         (1,089)         26.b.
27.      Cumulative foreign currency translation adjustments  . .                           RCFD 3284         (1,712)         27.
28.      Total equity capital (sum of items 23 through 27)                                  RCFD 3210      4,097,186          28.
29.      Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28) . . . . . . . .                                   RCFD 3300     53,930,823          29.

Memorandum To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below that best describes the  most
    comprehensive level of auditing work performed for the bank  by independent external                 Number

    auditors as of any date during 1996 . . . . . . . . . . . . . . . . . . . . . . . . . .RCFD 6724. . . .2. . . . .           M.1.
1 =  Independent audit of the bank conducted in accordance              4. =  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified                external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank                authority)
2 =  Independent audit of the bank's parent holding company             5 =   Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing                 auditors
     standards by a certified public accounting firm which              6 =   Compilation of the bank's financial statements by
     submits a report on the consolidated holding company                     external auditors
     (but not on the bank separately)                                   7 =   Other audit procedures (excluding tax preparation
                                                                              work)
3 =  Directors' examination of the bank conducted in                    8 =   No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

___________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.





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